Exhibit 99.5



           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma condensed combined balance sheet as of June 30, 2006, and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2005, and the six months ended June 30, 2006, are based on the historical financial statements of CharterMac and ARCap Investors LLC ("ARCap") after giving effect to CharterMac's acquisition of ARCap using the purchase method of accounting and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements as if such acquisition had occurred as of June 30, 2006, for the pro forma balance sheet purposes and as of January 1, 2005, for pro forma income statement purposes.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma consolidated financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of those estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The pro forma financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable in the circumstances, as set forth in the notes to the pro forma financial statements. The unaudited pro forma condensed financial statements do not take into account any synergies or cost savings that may or are expected as a result of the acquisition.

The unaudited pro forma statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or the combined financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the period or as of the dates for which the pro forma statement is presented.

These statements do not purport to represent what our financial position and results of operations (a) would actually have been if the proposals had been approved and adopted and had the acquisition transaction occurred on those dates or at the beginning of the period or (b) any future period.

Certain reclassification adjustments have been made in the presentation of the ARCap historical amounts to conform ARCap's financial statements basis of presentation to that followed by CharterMac. The unaudited pro forma financial information should be read in conjunction with, and is qualified by reference to our historical consolidated financial statements and notes thereto and the historical combined financial statements and notes thereto for ARCap, which have been included herein.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      BALANCE SHEET OF CHARTERMAC AND ARCAP
                               As of June 30, 2006
                                 (In thousands)

                                                         Historical                         Pro Forma
                                                ------------------------------    --------------------------------------
                                                  CharterMac           ARCap          Adjustments            Combined
                                                ---------------    -------------    ---------------       --------------
       ASSETS

       Cash and cash equivalents               $        116,181   $       72,320   $                     $       188,501
       Restricted cash                                   20,452              217                                  20,669
       Mortgage revenue bonds-at fair value           2,413,949               --                               2,413,949
       Other investments                                370,351          177,825   $         (22,86) (a)         525,311
       Goodwill and intangible assets, net              436,169            2,384              15,800 (b)         499,999
                                                                                              44,884 (b)
                                                                                                 762 (c)
       Loan to affiliate                                 27,042               --                                  27,042
       Other assets, net                                144,667           11,407               4,560 (d)         159,432
                                                                                              (1,20) (e)
       Investments held by consolidated
          partnerships                                3,109,031        1,158,629                               4,267,660
       Other assets of consolidated partnerships        665,898           30,200                                 696,098
                                                ---------------    -------------    ----------------      --------------
       Total assets
                                               $      7,303,740   $    1,452,982   $          41,939     $     8,798,661
                                                ===============    =============    ================      ==============

       LIABILITIES AND SHAREHOLDERS' EQUITY

       Liabilities:
          Financing arrangements              $       1,600,778     $     23,804                         $     1,624,582
          Preferred shares of subsidiary
           (subject to mandatory repurchase)            273,500               --                                 273,500
          Notes payable                                 408,337               --     $       265,337 (d)         673,674
          Accounts payable, accrued expenses
           and other liabilities                        164,680           46,524               4,094 (f)         215,298
          Notes payable and other liabilities
           of consolidated partnerships               1,365,076          825,139                               2,190,215
                                                ---------------    -------------    ----------------      --------------

       Total liabilities                              3,812,371          895,467             269,431           4,977,269
                                                ---------------    -------------    ----------------      --------------

       Minority interests in consolidated
          subsidiaries                                  253,191               --               4,859 (g)         258,050
                                                ---------------    -------------                          --------------
       Preferred shares of subsidiary (not
          subject to mandatory repurchase)              104,000               --                                 104,000
                                                ---------------    -------------                          --------------
       Partners' interests in consolidated
          partnerships                                2,156,653          325,614                               2,482,267
                                                ---------------    -------------                          --------------

       Commitments and contingencies

       Shareholders' equity:
          Beneficial owners equity:
            4.4% Convertible CRA preferred
               shares                                   104,498               --                                 104,498
            Convertible CRA shares                      100,714               --                                 100,714
            Special preferred voting shares                 149               --                                     149
            Common shares                               723,591               --                                 723,591
          Members' equity - ARCap                            --          231,901            (231,90) (a)              --
          Treasury shares of beneficial
           interest - common, at cost                    (8,12)               --                                  (8,12)
          Accumulated other comprehensive income         56,697               --               (450) (a)          56,247
                                                ---------------    -------------    ----------------      --------------
       Total shareholders' equity                       977,525          231,901            (232,35)             977,075
                                                ---------------    -------------    ----------------      --------------

       Total liabilities and shareholders'
           equity                              $      7,303,740   $    1,452,982   $          41,939     $     8,798,661
                                                ===============    =============    ================      ==============


             See accompanying notes to unaudited pro forma condensed
                         combined financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                   STATEMENT OF INCOME OF CHARTERMAC AND ARCAP
                     For the Six Months Ended June 30, 2006
                    (In thousands, except per share amounts)

                                                          Historical                        Pro Forma
                                                   ---------------------------    ------------------------------
                                                   CharterMac       ARCap        Adjustments       Combined
                                                   ------------   -----------    -----------      ------------
Revenues:
   Mortgage revenue bond interest income          $      75,739                                  $       75,739
   Other interest income                                 12,519  $       9,871  $         29(h)          22,419
   Fee income                                            34,343          6,380                           40,723
   Other revenues                                        11,158            355                           11,513
   Revenues of consolidated partnerships                 17,611         52,249                           69,860
                                                   ------------   ------------   -----------      -------------
     Total revenues                                     151,370         68,855            29            220,254
                                                   ------------   ------------   -----------      -------------

Expenses:
   Interest expense                                      41,193            713         9,841  (i)        51,747
   Interest expense of consolidated partnerships         12,557         21,953                           34,510
   Interest expense - distributions to preferred                                                              9
     shareholders of subsidiary                           9,449            --                             9,44
   General and administrative                            72,427         34,759        (8,134) (j)       103,449
                                                                                       4,397  (k)
   Depreciation and amortization                         23,528             11         3,253  (l)        27,168
                                                                                         376  (i)
   Loss on impairment of assets                           2,271            --                             2,271
   Other expenses of consolidated partnerships           31,539            907                           32,446
                                                   ------------   ------------   -----------      -------------
     Total expenses                                     192,964         58,343         9,733            261,040
                                                   ------------   ------------   -----------      -------------

(Loss) Income before other income                       (41,594)        10,512        (9,704)           (40,786)
Equity and other income (loss)                            4,058            --         (4,618) (m)          (560)
Gain on sale of loans and repayment of mortgage
     revenue bonds                                        7,968            --                             7,968
Gain on sale of investments                                  --            828                              828
(Loss) gain on investments held by consolidated
     partnerships                                      (140,079)       116,833                          (23,246)
                                                   ------------   ------------   -----------      -------------

(Loss) income before allocations and income taxes      (169,647)       128,173       (14,322)           (55,796)
Income allocated to preferred shareholders of
subsidiary                                               (3,113)           --                            (3,113)
Minority interests in consolidated subsidiaries,
net of tax                                               (7,530)           --         (2,345) (n)        (9,875)
Loss (income) allocated to partners of
     consolidated partnerships                          195,871       (107,414)                          88,457
                                                   ------------   ------------   -----------      -------------

Income before income taxes                               15,581         20,759       (16,667)            19,673
Income tax benefit                                        3,324             97         1,617  (o)         5,038
                                                   ------------   -----------    -----------      -------------

Net income                                               18,905         20,856       (15,050)            24,711
4.4% CRA preferred dividend requirements                 (2,376)           --                            (2,376)
                                                   ------------   -----------    -----------      -------------

Net income available to common and CRA shareholders
     shareholders                                 $      16,529  $      20,856  $    (15,050)    $       22,335
                                                   ============   ============   ===========      =============

Net income per share:
   Basic                                          $        0.28                                  $         0.38
                                                   ============                                   =============
   Diluted                                        $        0.28                                  $         0.37
                                                   ============                                   =============
Weighted average shares outstanding:
   Basic                                                 58,609            --            559 (p)         59,168
                                                   ============   ============   ===========      =============
   Diluted                                               58,961            --          1,127 (p)         60,088
                                                   ============   ============   ===========      =============

             See accompanying notes to unaudited pro forma condensed
                         combined financial statements.
                                      - 3 -

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                   STATEMENT OF INCOME OF CHARTERMAC AND ARCAP
                      For the Year Ended December 31, 2005
                    (In thousands, except per share amounts)

                                                         Historical                        Pro Forma
                                                  ---------------------------    ------------------------------
                                                   CharterMac        ARCap       Adjustments        Combined
                                                  ------------    -----------    -----------       -----------
Revenues:
   Mortgage revenue bond interest income         $     146,024                                    $     146,024
   Other interest income                                16,147   $      19,315  $        502 (h)         35,964
   Fee income                                           87,655          14,895                          102,550
   Other revenues                                       21,078             448                           21,526
   Revenues of consolidated partnerships                24,096          90,676                          114,772
                                                  ------------    ------------   -----------       ------------
     Total revenues                                    295,000         125,334           502            420,836
                                                  ------------    ------------   -----------       ------------

Expenses:
   Interest expense                                     56,495             153        15,811  (i)        72,459
   Interest expense of consolidated partnerships        26,322          27,563                           53,885
   Interest expense - distributions to                                                                        8
     preferred shareholders of subsidiary               18,898             --                            18,89
   General and administrative                          125,395          33,136       (11,199) (j)       166,996
                                                                                      19,664  (k)
   Depreciation and amortization                        44,195              38         6,506  (l)        51,491
                                                                                         752  (i)
   Write-off of trade name                              22,567             --                            22,567
   Loss on impairment of assets                          4,555             --                             4,555
   Other expenses of consolidated partnerships          53,573           1,469                           55,042
                                                  ------------    ------------   -----------       ------------
     Total expenses                                    352,000          62,359        31,534            445,893
                                                  ------------    ------------   -----------       ------------

(Loss) Income before other income                      (57,000)         62,975       (31,032)           (25,057)
Equity and other income (loss)                           7,476          (1,740)       (3,038) (m)         2,698)
Gain on sale of loans and repayment of mortgage                                                               2
     revenue bonds                                       8,062             --                             8,06
Gain on sale of investments                                 --          46,719                           46,719
Loss on investments held by consolidated
partnerships                                          (247,986         (19,833                         (267,819
                                                  ------------    ------------   -----------       ------------

(Loss) income before allocations and income
taxes                                                 (289,448          88,121       (34,070)          (235,397)
Income allocated to preferred shareholders of
subsidiary                                              (6,225             --                            (6,225)
Minority interests in consolidated
subsidiaries, net of tax                               (23,421             --         (8,323) (n)       (31,744)
Loss (income) allocated to partners of
     consolidated partnerships                         349,531         (26,177)                         323,354
                                                  ------------    ------------   -----------       ------------

Income before income taxes                              30,437          61,944       (42,749)            49,988
Income tax benefit (expense)                            28,577          (3,140)        3,140  (o)        28,577
                                                  ------------    ------------   -----------       ------------

Net income                                              59,014          58,804       (39,253)            78,565
4.4% CRA preferred dividend requirements                (2,020)            --                            (2,020)
                                                  ------------    ------------   -----------       ------------

Net income available to common and CRA
shareholders                                     $      56,994   $      58,804  $    (39,253)     $      76,545
                                                  ============    ============   ===========       ============

Net income per share:
   Basic                                         $        0.98                                    $        1.32
                                                  ============    ============   ===========       ============
   Diluted                                       $        0.98                                    $        1.30
                                                  ============                                     ============
Weighted average shares outstanding:
   Basic                                                58,018             --             56  (p)        58,074
                                                  ============    ============   ===========       ============
   Diluted                                              58,291             --          2,184  (p)        60,475
                                                  ============    ============   ===========       ============

             See accompanying notes to unaudited pro forma condensed
                         combined financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMINED FINANCIAL STATEMENTS



1. Description of Transaction and Basis of Presentation
On August 15, 2006, CharterMac acquired ARCap Investors, LLC ("ARCap") in which CharterMac previously had a 10.7% ownership interest. ARCap is a fund manager specializing in the acquisition, management and servicing of high-yield commercial mortgage-backed securities ("CMBS"). The purchase price included:
     o   cash of approximately $254.1 million;
     o 267,755 Special Common Interests ("SCIs") in a newly formed subsidiary which are convertible into CharterMac common shares; and
     o   the basis in our prior investment in ARCap.

The cash portion of the acquisition and associated acquisition costs were funded primarily by a new revolving credit facility totaling $250 million. In connection with the acquisition, we also issued approximately 1.7 million restricted common shares to ARCap employees.

2. Preliminary Purchase Price / Calculation of Goodwill
A preliminary estimate of the purchase price is as follows ($ in thousands):


Cash payment for outstanding membership units and phantom stock units                    $          254,063
Issuance of 267,755 SCI's to ARCap executives                                                         4,859
                                                                                          -----------------
Subtotal                                                                                            258,922
Transaction fees and expenses                                                                         6,714
                                                                                          -----------------
Total acquisition cost at closing                                                                   265,636
Prior basis (net of accumulated other comprehensive income related to the investment)                22,415
                                                                                          -----------------
Total purchase price                                                                     $          288,051
                                                                                          =================

The number and fair value of the SCI's issued was determined in accordance with the terms of the purchase agreement.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMINED FINANCIAL STATEMENTS

Under the purchase method of accounting, the total estimated purchase price as shown in the table above has been allocated based on a preliminary valuation of ARCap's tangible and intangible assets and liabilities based on their estimated fair values as of June 30, 2006 (in thousands):

Cash and cash equivalents                                                                $          72,320
Restricted cash                                                                                        217
Other Investments                                                                                  177,825
Goodwill and other intangibles                                                                       3,146
Deferred costs and other assets                                                                     10,205
Assets of consolidated partnerships                                                              1,188,829
Financing arrangements                                                                             (23,804)
Accounts payable, accrued expenses and other
liabilities                                                                                        (50,618)
Notes payable and other liabilities of consolidated partnerships                                  (825,139)

Partners' interests in consolidated partnerships                                                  (325,614)
                                                                                          -----------------
Book value of ARCap                                                                                227,367
                                                                                          -----------------
Identifiable intangible assets:
              Balance Sheet servicing rights (1.5 years)                                             3,718
              Special servicing rights (3 years)                                                    10,782
              Internally developed software (3 year life)                                            1,300
                                                                                          -----------------
                                                         Identified Intangibles subtotal            15,800
                                                                                          -----------------

                                                                                          -----------------
Preliminary estimate of fair market value of identifiable net assets acquired         $            243,167
                                                                                          =================

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. A preliminary estimate of the acquisition goodwill is as follows (in thousands):

Total purchase price                                                                   $           288,051
Preliminary estimate of fair market value of identifiable net assets acquired                      243,167
                                                                                        -------------------
Acquisition goodwill                                                                   $            44,884
                                                                                        ===================

This allocation, and the estimate of finite lives, are based on a preliminary evaluation of the fair value of these assets by our management and third-party valuation specialists consulting with management and are subject to change when the evaluation is complete.

3. Pro Forma Adjustments

The accompanying unaudited pro forma consolidated financial statements have been prepared as if the acquisition had occurred as of June 30, 2006, for balance sheet purposes and as of January 1, 2005, for income statement purposes and reflect the following pro forma adjustments:

     (a) To eliminate the historical members' equity of ARCap as well as our previous ownership interest (net of accumulated other comprehensive income related to the investment).

     (b) To record identifiable intangible assets with finite lives and goodwill as detailed in Note 2.

     (c) To record fair value adjustment of existing mortgage servicing rights.

     (d) To record new debt financing as a result of the acquisition and transaction costs as well as deferred financing costs related to the new facility.

     (e) To eliminate ARCap executive employee notes receivable repaid prior to acquisition.

     (f) To record deferred taxes related to intangible assets recorded and net operating loss carryforwards acquired.

     (g) Issuance of convertible SCIs.

     (h) To adjust accretion of bond discount based on the assumed revaluation of investments as of January 1, 2005.

     (i) Represents incremental interest expense related to the new debt financing and the amortization of the deferred financing costs. Assumes an annual interest rate of average LIBOR for the period plus 2.5% which is based on the terms of the new loan facility. The deferred loan costs are amortized over the six year term of the loan.

     (j) To eliminate the historical deferred compensation expense recorded by ARCap related to employee phantom stock units purchased as part of the acquisition.

     (k) Represents amortization of deferred employee compensation related to restricted shares granted at the time of the acquisition. The deferred employee compensation is amortized over the weighted average 3.5 year vesting period on a straight-line basis.

     (l) Represents amortization of identifiable intangible assets resulting from the acquisition. The identifiable assets are being amortized over their respective lives ranging from 1.5 to 3 years (see Note 2), using the straight-line method of accounting.

     (m) To eliminate the equity in earnings of ARCap prior to acquisition.

     (n) Allocation of pro forma income to Special Common Units ("SCU"), Special Member Units ("SMU") and SCI holders.

     (o) To record the income tax impact of certain pro forma adjustments applicable to subsidiaries subject to taxation at our 45% statutory tax rate.

     (p) Shares used to calculate unaudited pro forma net income per share were computed by adding the following shares:

                                                                (In thousands)
                                                    Six Months Ended       Year Ended
                                                      June 30, 2006     December 31, 2005
                                                   ------------------  -------------------
Shares issued to ARCap employees
    Vested Shares (added to basic share
      calculation)                                               559                   56

     Equivalent shares (using the treasury
      method)                                                    568                  491

 Assumed conversion of 4.4% CRA Preferred
    Shares (1)                                                    --                1,637
                                                     ----------------   ------------------

Total added to diluted share calculation                       1,127                2,184
                                                     ================   ==================

         Pro Forma EPS was calculated as follows:

                                        Six Months Ended June 30, 2006  Year Ended December 31, 2005
                                        ------------------------------  ------------------------------
(In thousands, except per share amounts)  Income    Shares   Per Share    Income     Shares  Per Share
--------------------------------------- --------- ---------  ----------  ---------  -------  ---------

  Basic EPS                             $  22,335    59,168  $     0.38  $  76,545   58,074  $    1.32
                                                              =========                       ========
  Assumed conversion of 4.4% CRA                                             2,020    1,637
    Preferred Shares  (1)
 Effect of other dilutive securities                    920                             764
                                         -------- ---------                -------  -------
 Diluted EPS                            $  22,335    60,088  $     0.37   $ 78,565   60,475  $    1.30
                                         ======== =========   =========    =======  =======   ========

     (1) Reflects the dilutive effect of these shares that historically were anti-dilutive. No adjustment is included for the six months ended June 30, 2006, as their effect remains anti-dilutive.